                                                                    EXHIBIT 5(d)


                                AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of September ______, 1997, amends the Master Investment Advisory Agreement (the "Agreement"), dated February 28, 1997, between AIM Tax-Exempt Funds, Inc., a Maryland corporation (the "Company"), and A I M Advisors, Inc., a Delaware corporation (the "Advisor").

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add one new portfolio, the AIM High Income Municipal Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT
                                       OF
                           AIM TAX-EXEMPT FUNDS, INC.

         The Company shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered and all facilities furnished hereunder, a management fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                         AIM TAX-FREE INTERMEDIATE FUND

NET ASSETS                                                                                                      ANNUAL RATE
----------                                                                                                      -----------
First $500 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.30%
Over $500 million to and including $1 billion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.25%
Over $1 billion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.20%


                    AIM TAX-EXEMPT BOND FUND OF CONNECTICUT

NET ASSETS                                                                                                      ANNUAL RATE
----------                                                                                                      -----------
All Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.50%

                            AIM TAX-EXEMPT CASH FUND

NET ASSETS                                                                                                      ANNUAL RATE
----------                                                                                                      -----------
All Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.35%


                         AIM HIGH INCOME MUNICIPAL FUND

NET ASSETS                                                                                                      ANNUAL RATE
----------                                                                                                      -----------
First $500 million  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.60%
Over $500 million to and including $1 billion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.55%
Over $1 billion to and including $1.5 billion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.50%
Over $1.5 billion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.45%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Dated:  September        , 1997
                  -------

                                            AIM TAX-EXEMPT FUNDS, INC.



Attest:                                     By:
        --------------------------------        -------------------------------
              Assistant Secretary                          President


(SEAL)

                                            A I M ADVISORS, INC.



Attest:                                     By:
        --------------------------------        -------------------------------
          Assistant Secretary                      President


(SEAL)




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